UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2008

EDGE PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-22149 (Commission File Number)	76-0511037 (IRS Employer Identification No.)

Travis Tower
1301 Travis, Suite 2000
Houston, Texas 77002
(Address of principal executive offices)

(713) 654-8960
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒                                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

The disclosure set forth in Item 1.02 is incorporated by reference herein.

Item 1.02    Termination of a Material Definitive Agreement

On December 17, 2008, Edge Petroleum Corporation (“Edge”) announced the execution of a Merger Termination Agreement (the “Merger Termination Agreement”) among Chaparral Energy, Inc., a Delaware corporation (“Chaparral”), Chaparral Exploration, L.L.C., a Delaware limited liability company and wholly owned direct subsidiary of Chaparral (“Sub”), and Edge. After consultation with its financial and legal advisors, Edge entered into the Merger Termination Agreement, in which the parties agreed to terminate the previously announced merger agreement dated July 14, 2008 (the “Merger Agreement”) that provided for Edge to merge with and into Sub and become a wholly owned subsidiary of Chaparral.  As a result of the termination of the Merger Agreement, the pending merger (the “Merger”) between Edge and Chaparral has been terminated.

Edge, its board of directors and advisors are actively considering other strategic alternatives to enhance shareholder value, including the possible sale or merger of Edge, sales of assets or interests in assets and additional debt or equity financing.

The parties to the Merger Termination Agreement generally agreed to waive and release any and all claims they may have against each other and their respective affiliates arising out of the Merger Agreement and the proposed Merger.

Chaparral and Edge entered into the Merger Termination Agreement following the parties’ conclusion that it was highly unlikely that all of the closing conditions set forth in the Merger Agreement would be met, and therefore the merger would not be consummated, on or prior to December 31, 2008, the date on which either party could, subject to the terms of the Merger Agreement, terminate the Merger Agreement unilaterally.  Further, Chaparral was highly unlikely to be able to enter into a new senior secured revolving credit facility and the conditions to the closing of the proposed sale of Series B preferred stock were highly unlikely to be satisfied.  Particularly in light of recent turmoil in the financial markets and energy industry, the parties were unable to identify and secure alternative sources of sufficient debt and equity financing to allow them to complete the Merger and operate as a combined company, despite their efforts in this regard.

On December 16, 2008, Edge executed a Termination and Settlement Agreement (the “Magnetar Termination Agreement”) with Chaparral, Sub, Magnetar Financial LLC (“Magnetar”) and its affiliates.  The Magnetar Termination Agreement terminated the Stock Purchase Agreement dated July 14, 2008 between Chaparral and Magnetar on behalf of itself and its affiliates, which provided for Magnetar and its affiliates to purchase 1.5 million shares of Series B convertible preferred stock of Chaparral for an aggregate purchase price of $150.0 million.  Pursuant to the Magnetar Termination Agreement, Magnetar will pay Chaparral $5.0 million, of which $1.5 million will be paid to Edge at Chaparral’s direction to reimburse Edge for certain expenses. The parties to the Magnetar Termination Agreement generally agreed to waive and release any and all claims they may have against each other and their respective affiliates arising out of the Merger Agreement, the proposed Merger and the Stock Purchase Agreement.

The foregoing descriptions of the Merger Termination Agreement and the Magnetar Termination Agreement are qualified in their entirety by reference to those agreements, which are attached as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 8.01    Other Events.

Edge’s Annual Meeting of Stockholders

Edge also announced that, as a result of the termination of the Merger Agreement, Edge’s common stockholders will not vote upon the proposal to adopt the Merger Agreement at the reconvened annual meeting of Edge’s stockholders to be held at 9:00 a.m. Houston time on December 29, 2008.  Edge’s common stockholders will still be asked to vote on the other items to be considered at its annual meeting, as described below under “Other Information for Edge’s Common Stockholders.”

Edge’s Existing Secured Credit Facility

On July 11, 2008, Edge entered into a consent agreement under its Fourth Amended and Restated Credit Agreement, as amended, with Union Bank of California, as administrative agent and issuing lender, and the other lenders under Edge’s existing secured credit facility. Pursuant to the consent, the lenders deferred their right to conduct a borrowing base redetermination under Edge’s existing secured credit facility on or before June 30, 2008 and will instead conduct the redetermination on October 31, 2008, subject to the following terms:

•                  if a redetermination occurs, only a borrowing base will be established and the borrowing base will also be the conforming borrowing base;

•                  the redetermination is subject to the approval of all the lenders; and

•                  the deferral is contingent upon specified conditions, including that Edge’s common stockholders must approve the Merger within 40 days following the mailing to Edge’s stockholders of this proxy statement/prospectus.

On November 5, 2008, the lenders under Edge’s existing credit facility agreed to delay the redetermination from October 31, 2008 until November 15, 2008.  In consideration for this deferral, the lenders placed a restriction on the current borrowing base such that it was effectively lowered to $240 million until the redetermination occurs. The redetermination process is ongoing and the lenders have not established a new borrowing base under Edge’s existing secured credit facility as of the date of this report; however, Edge believes that the lenders may propose a significant reduction in the borrowing base because of a number of factors, including the reduction in borrowing capacity attributable to Edge’s oil and gas properties as a result of declines in commodity prices and the fact that Edge has been operating under a restricted capital budget, which has inhibited its ability to replace the reserves it produces with new reserves. If the lenders were to reduce Edge’s borrowing base, Edge would work toward the repayment of any borrowing base deficiency, to the extent it is able to do so, through a combination of cash on hand, adjustments to its planned capital spending, offering additional properties to serve as collateral and cash generated from transactions implemented under Edge’s strategic alternative review process.  However, there can be no assurance that any of these alternative methods of repaying any borrowing base deficiency will be attainable, especially in light of current conditions in the financial and credit markets and the oil and gas industry.

Dividend on Edge Preferred Stock

In light of the anticipated reduction in the borrowing base under Edge’s credit facility, the current lack of certainty regarding the sources of capital for repayment of the anticipated borrowing base deficiency and the current difficulties in the economic and commodity price environment, Edge’s board of directors has determined that it is most prudent at this point in time to conserve liquidity and therefore it will not declare and Edge will not pay the dividend on Edge’s 5.75% Series A cumulative convertible perpetual preferred stock that otherwise would have been payable on January 15, 2009.

Other Information for Edge’s Common Stockholders

Please carefully read this Current Report on Form 8-K, the Current Reports on Form 8-K dated October 21, 2008 and December 3, 2008 and the proxy statement/prospectus filed with the SEC on September 9, 2008, including the information incorporated by reference and the annexes. If you have already properly submitted a proxy, you do not need to do anything unless you want to change your vote. If you want to change your vote, you must submit a new proxy or attend the annual meeting.  Otherwise, you will be considered to have voted on the Edge annual meeting matters as indicated in the proxy card you sent earlier, and the proxies identified in the proxy card you sent earlier will vote your shares as indicated in that previously submitted proxy card.   Because the Merger Agreement has been terminated, your vote on the proposal to adopt the Merger Agreement will not be counted.

If you wish to change your vote on any of the annual meeting matters, you may send a later-dated, signed proxy card so that it is received prior to the December 29 reconvened Edge annual meeting, or you may attend the

December 29 reconvened Edge annual meeting in person and vote. You may also revoke your proxy card by sending a notice of revocation that is received prior to the December 29 reconvened Edge annual meeting to Edge’s Corporate Secretary at 1301 Travis, Suite 2000, Houston, Texas 77002. You may also change your vote by telephone or Internet. The deadline for voting by Internet and telephone has been extended to 5:30 p.m. Houston time on Friday, December 26, 2008. You may change your vote by using any one of these methods regardless of the procedure used to cast your previous vote.  You may obtain an additional proxy card by contacting Edge’s Investor Relations department at (713) 654-8960 or D.F. King & Co., Inc., Edge’s proxy solicitor, at (888) 887-1266.

If your shares of Edge common stock are held in “street name” by a broker or other nominee, you should follow the instructions provided by your broker or other nominee to change your vote.

If you have not yet voted your shares, please read and carefully consider the information contained in this Current Report on Form 8-K and the proxy statement/prospectus, then you may complete and sign your proxy card. Alternatively, you may cast your vote by telephone or Internet by following the instructions on your proxy card. In order to ensure that your vote is recorded, please vote your proxy as instructed on your proxy card, or on the voting instruction form provided by the record holder if your shares are held in the name of your broker or other nominee, even if you currently plan to attend the Edge annual meeting in person.

A copy of Edge’s press release relating to certain matters described in this Current Report on Form 8-K is filed as Exhibit 99.1 hereto and is incorporated into this Current Report on Form 8-K by reference.

Forward-Looking Statements

The statements made herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, but are not limited to, statements regarding Edge’s anticipated borrowing base redetermination, the repayment of any borrowing base deficiency, any exploration of strategic alternatives being considered by Edge and Edge’s operational and financial plans for the future. Such statements are subject to numerous risks, uncertainties and assumptions, including but not limited to, the results of Edge’s borrowing base redetermination, Edge’s ability to make repayments of any borrowing base deficiency, the timing of such repayments, market conditions, availability of financing, demand for oil and gas properties, commodity prices and the sources of capital for such repayments and other factors discussed in the definitive proxy statement that has been filed with the SEC in connection with the Edge Annual Meeting, Edge’s Annual Report on Form 10-K for the twelve months ended December 31, 2007, as amended by its report on Form 10-K/A for that period, and those set forth from time to time in Edge’s filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements.

Item 9.01    Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

10.1	Merger Termination Agreement, dated December 16, 2008, among Chaparral Energy, Inc., Chaparral Exploration, L.L.C. and Edge Petroleum Corporation.

10.2

Termination and Settlement Agreement, dated December 16, 2008, among Magnetar Financial LLC, Investment Partners II (B), LLC, QRA SR, LLC, Triangle Peak Partners Private Equity, LP, Post Oak Energy Capital, LP, Chaparral Energy, Inc., Chaparral Exploration, L.L.C. and Edge Petroleum Corporation.

99.1	Press Release dated December 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGE PETROLEUM CORPORATION

Date: December 17, 2008	By:	/s/ John W. Elias
John W. Elias
Chairman, President & Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Merger Termination Agreement, dated December 16, 2008, among Chaparral Energy, Inc., Chaparral Exploration, L.L.C. and Edge Petroleum Corporation.

10.2

Termination and Settlement Agreement, dated December 16, 2008, among Magnetar Financial LLC, Investment Partners II (B), LLC, QRA SR, LLC, Triangle Peak Partners Private Equity, LP, Post Oak Energy Capital, LP, Chaparral Energy, Inc., Chaparral Exploration, L.L.C. and Edge Petroleum Corporation.

99.1	Press Release dated December 17, 2008.